                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-68372,
33-83262, 333-80841, 333-88209, 333-86315, 333-80791, 333-80793, 33-83264,
333-59951, 333-31851, 333-31853, 333-59949, 333-59947 and 33-83266) of Computer
Network Technology Corporation on Form S-8 and Form S-3 of our reports dated January 21, 2000, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the December 31, 1999 annual report on Form 10-K of Computer Network Technology Corporation.



                              /s/ KPMG LLP




Minneapolis, Minnesota
March 27, 2000